UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________
FORM 8-K
 ______________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2022
 ______________________________
D.R. Horton, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1341 Horton Circle, Arlington, Texas 76011
(Address of principal executive offices)
(817) 390-8200
(Registrant’s telephone number, including area code)
 ______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	DHI	New York Stock Exchange
5.750% Senior Notes due 2023	DHI 23A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Effective March 4, 2022, DRH Rental, Inc. (“DRH Rental”), a wholly-owned subsidiary of D.R. Horton, Inc. (“D.R. Horton” or the “Company”) which conducts the Company’s multi-family and single-family rental operations, entered into a Credit Agreement with the lenders named therein and Mizuho Bank, Ltd., as administrative agent (the “Credit Agreement”) with respect to a $625 million four-year senior unsecured revolving credit facility (the “Credit Facility”). Subject to terms and exceptions set forth in the Credit Agreement, DRH Rental’s material wholly-owned subsidiaries will act as guarantors (the “Guarantors”) of the Credit Facility. Amounts outstanding under the Credit Facility are not guaranteed by D.R. Horton or any of its subsidiaries that guarantee homebuilding indebtedness.

The Credit Facility has an uncommitted $625 million accordion feature which could increase the Credit Facility to up to $1.25 billion (subject to certain conditions and availability of additional bank commitments). In addition to availability for loans, the Credit Facility provides for the issuance of letters of credit in an amount at closing equal to 50% of the total amount of credit commitments. Availability under the Credit Facility is subject to a borrowing base calculation based on unrestricted cash and the book value of the multi-family rental, single-family rental and commercial real estate assets of DRH Rental and the Guarantors. Pricing under the Credit Facility is determined by DRH Rental’s Leverage Ratio as defined in the Credit Agreement.

The Credit Facility will mature on March 4, 2026 and includes customary affirmative and negative covenants, events of default, and financial covenants. The financial covenants require DRH Rental to maintain a minimum level of tangible net worth, a minimum level of liquidity and a leverage ratio below a maximum level.

The description and terms of the Credit Facility provided herein are qualified in their entirety by reference to the full and complete terms contained in the Credit Agreement governing the Credit Facility, which is attached to this Form 8-K as Exhibit 10.1 and incorporated by reference herein. Capitalized terms not defined herein are defined in the Credit Agreement.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

All the information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits
	10.1	Credit Agreement, dated March 4, 2022, among DRH Rental, Inc., the lenders party thereto and Mizuho Bank, Ltd., as administrative agent.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D.R. Horton, Inc.
Date:	March 7, 2022	By:	/S/ BILL W. WHEAT
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

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